EXHIBIT 10.5
AMENDMENT #1
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT #1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of March 23, 2020, by and between BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Company”), and Bradford L. Hale (“Employee”).

BACKGROUND

The Company employs Employee pursuant to that certain Amended and Restated Employment Agreement by and between the Company and Employee (the “Employment Agreement”), which became effective as of the IPO Closing Date (as defined in the Employment Agreement).

The Company and Employee desire to amend the Employment Agreement on the terms set forth herein effective as of the date first written above.

OPERATIVE TERMS

    The parties agree as follows:

1.The first sentence of Section 4(b)(i) of the Employment Agreement is hereby amended and restated as follows:
“For each calendar year during the Employment Period beginning with 2020, Employee shall be eligible to receive an annual bonus (the “Bonus”) with a target amount equal to at least 50% of the Base Salary for the year based on the success of the Company in achieving financial and/or non-financial targets, metrics, goals or other objectives for the year.”
2.Except as otherwise expressly provided herein, the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

The parties hereto have executed this Amendment to be effective as of the date first written above.

COMPANY

BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By: /s/ Chris Stephens
Name: Chris Stephens
Title: General Counsel

EMPLOYEE

/s/ Bradford L. Hale
Name: Bradford L. Hale

Signature page to Amendment #1 to Amended and Restated Employment Agreement -- Hale